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                 DEAN WITTER SELECT DIMENSIONS INVESTMENT SERIES

                     INSTRUMENT ESTABLISHING AND DESIGNATING
                           ADDITIONAL SERIES OF SHARES

WHEREAS, Dean Witter Select Dimensions Investment Series (the "Trust") was established by the Declaration of Trust dated June 2, 1994, as amended from time to time (the"Declaration"), under the laws of the Commonwealth of Massachusetts; and

WHEREAS, Section 6.9 (h) of the Declaration provides that the establishment and designation of any additional Series of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such Series, or as otherwise provided in such instrument which instrument shall have the status of an amendment to the Declaration, and the Trustees of the Trust have deemed it advisable to establish an additional Series of Shares.

NOW, THEREFORE, pursuant to Section 6.9 (h) of the Declaration, there is hereby established and designated an additional Series of Shares, to be known as the Mid-Cap Growth Portfolio, which shall be subject to the same relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as provided in the Declaration with respect to the initial Series of Shares established in Section
6.1 of the Declaration.

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This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 15th day of October, 1996.


/s/ Michael Bozic                          /s/ Manuel H. Johnson
---------------------------------          -------------------------------
Michael Bozic, as Trustee                  Manuel H. Johnson, as Trustee
  and not individually                       and not individually
c/o Levitz Furniture Corporation           c/o Johnson Smick International
6111 Broken Sound Parkway, N.W.            Inc.
Boca Raton, Florida                        1133 Connecticut Avenue, N.W.
                                           Washington, DC



/s/ Charles A. Fiumefreddo                 /s/ Michael E. Nugent
---------------------------------          -------------------------------
Charles A. Fiumefreddo, as Trustee         Michael E. Nugent, as Trustee
  and not individually                       and not individually
Two World Trade Center                     c/o Triumph Capital, L.P.
New York, New York                         237 Park Avenue
                                           New York, New York


/s/ Edwin J. Garn                          /s/ Philip J. Purcell
---------------------------------          -------------------------------
Edwin J. Garn, as Trustee                  Philip J. Purcell, as Trustee
  and not individually                       and not individually
c/o Hunstman Chemical Corporation          Two World Trade Center
500 Huntsman Way                           New York, New York
Salt Lake City, Utah




/s/ John R. Haire                          /s/ John L. Schroeder
---------------------------------          -------------------------------
John R. Haire, as Trustee                  John L. Schroeder, as Trustee
  and not individually                       and not individually
Two World Trade Center                     c/o Gordon Altman Butowsky
New York, New York                           Weitzen Shalov & Wein
                                           Counsel to the Independent
                                           Trustees
                                           114 West 47th Street
                                           New York, New York